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                                 EXHIBIT 11.1

                        International Electronics, Inc.
               Calculation of Net Income (Loss) Per Common Share


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
                                            Three months ended              Six months ended
                                       -----------------------------  -----------------------------
                                       Feb. 29, 1996  Feb. 28, 1995   Feb. 29, 1996  Feb. 28, 1995
                                       -------------  --------------  -------------  --------------
PRIMARY NET INCOME (LOSS) PER SHARE
- -------------------------------------
Weighted Average Number of
Shares Outstanding:

Common Stock                               1,433,892      1,417,058       1,420,780      1,420,382

Common equivalent shares
resulting from dilutive stock
options and warrants (treasury
stock method using the
average market price)                        130,859              -         122,726              -
                                          ----------  -------------      ----------  -------------

Total                                      1,564,751      1,417,058       1,543,506      1,420,382
                                          ==========  =============      ==========  =============

Net Income (Loss)                         $   50,280      ($102,637)     $   80,549       ($90,680)
                                          ==========  =============      ==========  =============

Net Income (Loss)
Per Common Share                          $      .03          ($.07)     $      .05          ($.06)
                                          ==========  =============      ==========  =============

FULLY DILUTED NET INCOME (LOSS) PER SHARE
- -----------------------------------------
Weighted Average Number of
Shares Outstanding:

Common Stock                               1,433,892      1,417,058       1,420,780      1,420,382

Common equivalent shares
resulting from dilutive stock
options and warrants (treasury
stock method using the higher
of the ending or average
market price)                                258,338              -         260,143              -
                                          ----------      ---------      ----------      ---------

Total                                      1,692,230      1,417,058       1,680,923      1,420,382
                                          ==========      =========      ==========      =========

Net Income (Loss)                         $   50,280      ($102,637)     $   80,549       ($90,680)
                                          ==========      =========      ==========      =========

Net Income (Loss)
Per Common Share                                $.03          ($.07)           $.05          ($.06)
                                          ==========      =========      ==========      =========
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